EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Plug Power Inc. of our report dated July 31, 2002 relating to the financial statements of H Power Corp. which appear in Plug Power Inc.’s Current Report on Form 8-K/A filed on October 10, 2003. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey

October 16, 2003